FORM OF
                           PLEDGE AGREEMENT


     This PLEDGE AGREEMENT (this "Agreement") is dated as of July
6, 1997 and entered into by and between ACACIA RESEARCH
CORPORATION, a California corporation ("Pledgor"), and __________
_________, an individual ("Secured Party").

                         PRELIMINARY STATEMENTS

     A.     Pledgor is a party to that certain Common Stock
Purchase Agreement with Secured Party dated as of July 6, 1997 (the "Purchase Agreement"), pursuant to which Pledgor received
1,312,500 shares of Soundview Technologies Incorporated common stock in exchange for Pledgor's agreement to pay Secured Party $700,000 in cash and 200,000 shares of Acacia Research Corporation common stock (the "Acacia Shares").

     B. As of the date hereof, Pledgor has paid $250,000 of the $700,000 cash payment to Secured Party and agreed to issue the Acacia Shares. Pledgor has executed a non-recourse promissory note in the principal amount of $450,000 (the "Note") in order to satisfy its remaining payment obligations for the 1,312,500 shares of Soundview Technologies Incorporated common stock originally purchased.

     C. This Agreement is intended to provide Secured Party with security for the payment of the Note.


     NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to accept the Note and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

     SECTION 1 Pledge of Security. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to:

     (a)     421,875 shares of Soundview Technologies
             Incorporated common stock (the "Pledged Shares");

     (b)     Subject to the provisions of Section 5(a) and
             Section 5(b), all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (the Pledged Shares and the pledged property identified in this subsection (b) are collectively referred to hereinafter as the "Pledged Collateral"); and

     (c) The Pledged Collateral will be reduced and released to Pledgor with any principal payment of this Note, in whole or in part, on a pro rata basis.

     SECTION 2 Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, prepayment, acceleration or otherwise, of all obligations and liabilities of Pledgor arising out of or in connection with the Note and all extensions or renewals thereof, whether for principal or interest, and all obligations of Pledgor now or hereafter existing under this Agreement, including without limitation obligations under Section 12 hereof (all such obligations of Pledgor being the "Secured Obligations").

     SECTION 3 Covenants as to the Pledged Collateral. So long as any of the Secured Obligations shall remain outstanding, Pledgor shall not, unless Secured Party shall otherwise consent in writing, sell, assign, exchange or otherwise dispose of any of the Pledged Collateral or any interest therein or create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the pledge hereunder and the security interest created hereby; provided, however, that Pledgor shall be entitled to transfer the Pledged Shares so long as (a) such transfer is permitted by the terms of the Pledge Agreement, (b) such transfer is subject to the lien of and the other terms and conditions of this Pledge Agreement, (c) any such assignee becomes a party to this Pledge Agreement and agrees to be bound by the terms hereof and thereof, (d)Secured Party is given possession of any new certificate representing such Pledged Shares and executed transfer power evidencing the transfer of such Pledged Shares to such assignee, and (e) any such assignee shall take such further actions and execute such further documents as shall be necessary to perfect or evidence a security interest of Secured Party in the Pledged Collateral.

     SECTION 4 Further Assurances. Pledgor agrees that from time to time, Pledgor will execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     SECTION 5  Voting Rights; Distributions; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

               (ii)     Pledgor shall be entitled to recognize
          all incidents of ownership in respect of the Pledged
          Shares; and

              (iii) any and all liquidating distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding interests of any issuer thereof or received in exchange for such Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon call for redemption or otherwise), shall be and become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Secured Party and shall forthwith be delivered to the Secured Party or its designated agent (accompanied by property instruments of assignment and/or stock and/or bond powers executed by such in accordance with the Secured Party's instructions) to be held subject to the terms of this Pledge Agreement.

              (b)     Upon the occurrence and during the
continuance of an Event of Default, upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights (so long as an Event of Default is continuing) shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights. For the avoidance of doubt, the parties acknowledge that if, as a result of an Event of Default, Secured Party is entitled to exercise its remedies as provided hereunder with respect to the Pledged Shares, such remedies shall include the right to receive all profits with respect to the Pledged Shares that have accrued from the date of this Agreement through the date of any such Event of Default that remain undistributed as of such date.

     SECTION 6 Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion during any period in which an Event of Default is continuing, to take any action and to execute any instrument which Secured Party deems reasonably necessary or advisable to accomplish the purpose of this Agreement which appointment is, irrevocable and coupled with an interest.

     SECTION 7 Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Pledgor.

     SECTION 8 Standard of Care. Secured Party shall exercise reasonable care in the custody of any of the Pledged Collateral in its possession or control and shall be deemed to have exercised such reasonable care if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if Secured Party takes such action with respect to the Pledged Collateral as Pledgor shall reasonably request in writing (which action Secured Party shall endeavor to take if it determines, in its sole discretion, that such action will not adversely affect the value as collateral of the Pledged Collateral and such request is received by Secured Party in time), but no failure to comply with any such request, nor any omission to do any such act requested by the undersigned, shall be deemed a failure to exercise reasonable care, nor shall any failure of Secured Party to take necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral in its possession or control be deemed a failure to exercise reasonable care.

     SECTION 9 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

          (a) Failure of Pledgor to pay any principal or interest under the Note when due, whether at stated maturity, prepayment, acceleration or otherwise; or

          (b) Failure of Pledgor to perform or observe any material term, covenant or agreement contained in this Pledge Agreement or the Note and such failure is not cured within 60 days after written notice thereof from Secured Party.

     SECTION 10 Remedies. If any Event of Default shall have occurred and be continuing, following the expiration of any applicable cure period, the Pledgor shall forfeit its Pledged Collateral in consideration of the extinguishment of the Pledgor's debt to Secured Party. Upon such forfeiture and except as otherwise specifically provided herein, the Note shall be fully discharged, and Pledgor shall have no further obligation or liability to Secured Party or otherwise in respect of the Note or this Pledge Agreement.

     SECTION 11 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

     FIRST:  To the payment of all of the Secured Obligations;

     SECOND: To the payment of all reasonable costs and expenses of such sale, collection or other realization and all amounts for which Secured Party is entitled to indemnification hereunder, and to the payment of all reasonable costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 12; and

     THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 12 Indemnity and Expenses. Notwithstanding anything in the Note or this Pledge Agreement to the contrary (including the provisions of Section 14 hereof), Pledgor agrees to reimburse the Secured Party, on demand, for all costs and expenses incurred by the Secured Party in enforcing the Note or this Pledge Agreement (including the reasonable fees and expenses of its agents and counsel), to the extent such costs and expenses result from the breach of any warranty or covenant hereunder by the Pledgor. Pledgor agrees to indemnify and hold harmless the Secured Party from and against any and all liability incurred by the Secured Party in good faith hereunder (as a result of such breach or misrepresentation) other than any liability arising as a result of the Secured Party's negligence, recklessness or willful misconduct.

     SECTION 13 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a)remain in full force and effect until the payment in full of all Secured Obligations, (b)be binding upon Pledgor, its successors and assigns, and (c)inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 14 No Recourse. Notwithstanding anything to the contrary in this Agreement (except Section 12), no recourse shall be had, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, for the payment of any of the Secured Obligations, against Pledgor individually or personally, or any successor, assign or affiliate of Pledgor, or any of the assets of the aforesaid persons, it being expressly understood that the sole remedies available to Secured Party pursuant to this Agreement with respect to the Secured Obligations shall be against the Pledged Collateral. Except as aforesaid, in an Event of Default, the Secured Party shall look for payment solely to the Pledged Collateral and will not make any claim or institute any action or proceeding against the Pledgor (or its successors or assigns of affiliates) for payment of the Secured Obligations (or for any deficiency remaining after application of the Pledged Collateral). Nothing contained herein, however, shall be construed to release or impair the lien upon the Pledged Collateral, or preclude the application of the Pledged Collateral to the payment of the Secured Obligations in accordance with the terms of this Pledge Agreement.

     SECTION 15 Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     SECTION 16 Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto:

          If to Pledgor:

          Mr. Paul R. Ryan
          Acacia Research Corporation
          12 South Raymond Avenue
          Pasadena, California  91105

          If to Secured Party:

          _____________________________
          _____________________________
          _____________________________
          _____________________________

     SECTION 17 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 18 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 19 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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    SECTION 20  Governing Law; Terms.  THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Note, terms used in Articles 8 and 9 of such Code are used herein as therein defined.

     SECTION 21 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


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     IN WITNESS WHEREOF, Pledgor and Secured Party have caused
this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         ACACIA RESEARCH CORPORATION, as Pledgor



                         By: Paul R. Ryan
                         Its: President and Chief Executive
                         Officer


                         ______________, as Secured Party



                         By: ______________

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